EXHIBIT 4(b)

SENIOR DEMAND NOTE

        No.     _____________                            TOCCOA, GEORGIA___________________

              On Demand, for value received, 1st FRANKLIN FINANCIAL CORPORATION promises to pay

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at the home office of 1st Franklin Financial Corporation, 135 East Tugalo Street, Toccoa, Georgia, the principal amount of this Note, as represented from time to time on the books and records of 1st Franklin Financial Corporation, and to pay interest thereon at the applicable rate, compounded daily.  1st Franklin Financial Corporation can call this Note for redemption at any time without penalty.

      This Note is nonnegotiable and is transferable only on the books of 1st Franklin Financial Corporation.

          by:_____________________________________     by:______________________________________

                              Chairman and Chief Executive Officer                                                          Assistant Treasurer

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR CONVEYED IN WHOLE OR PART TO ANY PERSON WHO DOES NOT HAVE HIS (HER) PRINCIPAL RESIDENCE IN THE STATE OF GEORGIA.

          THIS INSTRUMENT IS NOT A BANK DEPOSIT NOR A BANK OBLIGATION AND IS NOT INSURED BY THE FDIC.

For Payment or Redemption

The within Senior Demand Note is hereby presented to the Company by the undersigned for payment or redemption this

.

Signed by